Exhibit 10.18



                Development Management Agreement


                         By and Between

             COMMERCIAL LAKEWAY LIMITED PARTNERSHIP,
                            as Owner

                               And

                    STRATUS PROPERTIES INC.,
                     as Development Manager





               __________________________________



                           Dated as of


                        January 26, 2001


               __________________________________




                Development Management Agreement


     THIS DEVELOPMENT MANAGEMENT AGREEMENT (this "Agreement") is made effective as of the 26th day of January, 2001 (the
"Effective Date"), by and between COMMERCIAL LAKEWAY LIMITED PARTNERSHIP, a Delaware limited partnership, as Owner of the hereinafter-defined Property (the "Owner") and STRATUS PROPERTIES INC., a Delaware corporation, as development manager (the "Development Manager").

                            RECITALS

     A. Owner is the owner and holder of fee title in and to that certain property located in Travis County, Texas, containing approximately 552 acres of land and known as the Vista Royale - Non-Commercial Tract, the Vista Royale - Commercial Tract and the Spillman Tract, as legally and more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Property"),

     B.    Owner  desires to engage the services  of  Development
Manager for the purposes of developing, managing, maintaining, operating and selling the Property.

     C. Development Manager desires to accept such engagement and to perform such services, and acknowledges that it is familiar with Owner's current Business Plan (hereinafter defined) for the Property and the Development Budget (hereinafter defined) approved by Owner for the Property as of the date of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners hereby agree as follows:

                            ARTICLE 1
                           Definitions

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, when used with reference to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition of Affiliate, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Agreement"shall have the meaning set forth in the Preamble to this Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday, or holiday on which national banking associations or other financial institutions in the States of New York or Texas are authorized or required to be closed.

     "Business Plan" shall mean the business plan prepared by Development Manager and submitted to Owner, within fifteen (15) days after the Effective Date, for Owner's approval, in Owner's sole discretion, and subsequently attached hereto as Exhibit "B" and incorporated herein, and as may be amended from time to time in accordance with the provisions hereof.

     "Cash Flow" for any period shall mean any and all cash revenues generated from the ownership, sale, lease and other operation of the Property by Owner or Development Manager on behalf of Owner and any and all capital transaction proceeds, minus the sum of (i) any operating and capital expenses incurred in connection with the development, operation, management, maintenance and sale of all or any portion of the Property,
including  without  limitation  any  payments  of  interest   and
principal  required  by  the lender  of  any  Project  Loan,  and
(ii) reasonable reserve(s) for necessary or desirable operating and capital expenses of the Property that are anticipated to be incurred or to become due and payable within six (6) months as Development Manager, in the exercise of its reasonable discretion and as is consistent with the Development Budget and the Business Plan, shall determine and as shall be approved by Owner. General overhead expenses of Owner which are allocable to the Property and other properties owned or controlled by Owner shall be allocated to the Property for purposes of determining Cash Flow on a pro rata basis as reasonably determined by Owner.

     "Completion" shall mean lien-free completion (or substantial completion if adequate reserves in amounts acceptable to Owner have been fully funded), of all pre-development, development and construction activities described in the Business Plan in accordance with the terms thereof, as evidenced by appropriate and necessary governmental inspections, approvals, licenses and permits, certificate(s) of completion certified by project architect(s) and lien waivers obtained from all architects, engineers, general contractors, subcontractors, tradesmen, materialmen and other suppliers of services and materials in connection with the development of the Property.

     "Development Budget" shall mean the budget prepared by Development Manager and submitted to Owner, within fifteen (15) days after the Effective Date, for Owner's approval, in Owner's sole discretion, and subsequently attached hereto as Exhibit "C" and incorporated herein, as may be amended from time to time in accordance with the provisions hereof.

     "Development Manager" shall have the meaning set forth in the Preamble to this Agreement.

     "Development Manager Cash Consideration"shall mean the cash consideration to be paid by Development Manager to Owner, in immediately available funds, in the amount of Two Million Dollars ($2,000.000.00), on or before the Effective Date hereof, in consideration for the contractual rights and privileges granted to Development Manager herein.

     "Development Manager Representative" shall have the meaning set forth in Section 2.2.

     "Distribution Period" shall mean (i) the period beginning on the date of Completion and payment in full of all principal, interest and other charges payable under the Project Loans, and ending on the last day of the calendar month in which such Completion and payment has occurred, and (ii) each calendar month thereafter.

     "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

     "Major Decision" means any decision with respect to (1) approval of the Business Plan, (2) approval of the Development Budget, (3) approval of all architects, engineers, design consultants, general contractors, subcontractors and other professionals necessary or desirable in connection with the planning, development and construction of any improvements on any portion of the Property, (4) approval of the plans and specifications for any improvements to be constructed on the Property, and the subsequent approval of all change orders or amendments thereto the cost of which is reasonably estimated to exceed the lesser of (a) ten percent (10%) of the annual budgeted amount for any such improvements or (b) $100,000, (5) approval of any financing or refinancing, whether secured or unsecured, including without limitation the Project Loans, unless previously approved in the Business Plan or Development Budget, (6) approval of acquisition of any additional property, (7) approval of any sale, exchange or other disposition of all or any portion of the Property, (8) undertaking or consenting to any environmental testing or inspections in, on, under or in respect of the Property, (9) entering into any consent decrees or acknowledging any liability (particularly environmental liability) with respect to the Property, (8) creating, establishing or changing any trade name or other fictitious name with respect to the Property, (10) approval of any contract for services or materials rendered in connection with the planning, development, construction, management, maintenance, repair and operation of any portion of the Property, the value of which exceeds or is budgeted to exceed $5,000.00, and modifying, amending, supplementing or terminating any contract or agreement entered into with the consent of Owner, unless the failure to do so would conflict with the Business Plan or Development Budget, (11) approving any site plans, site plan amendments, proffers, special exceptions, permits or other land use matters which are inconsistent in any respect with the Business Plan, (12) instituting any legal action with respect to the Property, settling any legal action with respect to the Property or confessing judgment against Owner or otherwise with respect to the Property, (13) approving any settlement of insurance claims or condemnation awards, and (14) approval of any amendments to this Agreement. Any and all Major Decisions shall require the approval of Owner, which may be granted, denied or conditioned as determined by Owner in Owner's sole and absolute discretion.

     "Owner" shall mean COMMERCIAL LAKEWAY LIMITED PARTNERSHIP, a
Delaware limited partnership, together with its successors and assigns.

     "Owner  Account"shall have the meaning set forth in Section
3.7(a).

     "Owner  Representative" shall have the meaning set forth  in
Section 2.3.

     "Owner's Residual Value"shall mean Five Million One Hundred
Thousand Dollars ($5,100,000.00), as of the Effective Date hereof.

     "Person" shall mean an individual, partnership, joint venture, limited partnership, limited liability company, foreign limited liability company, trust, business trust, estate, corporation, custodian, trustee, executor, administrator, nominee, association, cooperative or entity in a representative capacity.

     "Property  Account" shall have the  meaning  set  forth  in
Section 3.7(b).

     "Project Loans"shall mean the Project Mortgage Loan and the
Project Unsecured Loan.

     "Project Mortgage Loan"shall mean that certain revolving line of credit loan obtained by Development Manager from Comerica Bank to Owner, as borrower, solely for the purpose of financing the costs of development, operation, management, maintenance and sale of all or any portion of the Property. The Project Mortgage Loan shall be in the maximum principal amount of Four Million Dollars ($4,000,000.00), with interest on the principal balance from time to time outstanding at a rate not to exceed LIBOR plus 250 basis points, and an upfront loan commitment fee not to exceed Twenty Thousand Dollars ($20,000.00). The terms of the Project Mortgage Loan and all note(s), documents, agreements, instruments and certificates executed in connection therewith shall be a Major Decision requiring the approval of Owner, which may be granted, denied or conditioned as determined by Owner in Owner's sole and absolute discretion. The Project Mortgage Loan shall be non-recourse in all respects to Owner, and any recourse obligations or liabilities, including without limitation environmental liabilities, shall be guaranteed by Development Manager; provided, however, that the Project Mortgage Loan may be secured, among other things, by a first lien mortgage on the Property. The Project Mortgage Loan documents may provide (if permitted by the lender) that Development Manager shall be subrogated to the rights of the lender in the event and to the extent that Development Manager pays the Project Mortgage Loan pursuant to the terms of any such guaranty, and may enforce such rights against Owner, subject to the rights of the lender, as security for repayment of sums so advanced by Development Manager.

     "Project   Team"  shall  have  the  meaning  set  forth   in
Section 2.2.

     "Project Unsecured Loan"shall mean an unsecured loan made by Development Manager to Owner solely for the purpose of financing the costs of development, operation, management, maintenance and sale of all or any portion of the Property, as more particularly provided in Section 3.8(a) hereof. The Project Unsecured Loan shall be in a maximum principal amount approved by Owner. Interest on the outstanding principal balance from time to time outstanding shall accrue but not be compounded, at a rate of interest equal to the "Prime Rate"(defined below), and shall be payable with principal at the earlier of (i) maturity of the Project Unsecured Loan on December 31, 2005, or (ii) the date of termination of the Term of this Agreement. The terms of the Project Unsecured Loan and all note(s), documents, agreements, instruments and certificates executed in connection therewith shall be mutually and reasonably acceptable to Development Manager and Owner. The Project Unsecured Loan shall be recourse only to Owner and the assets of Owner (and not to Owner's general and limited partners and the partners, members, shareholders, officers, directors and employees of Owner's partners), and shall be subordinate in all respects to the Project Mortgage Loan. For purposes hereof, the term "Prime Rate"shall mean the rate of interest published from time to time in The Wall Street Journal as the "Prime Rate"; if more than one "Prime Rate"is published in The Wall Street Journal for a day, the "Prime Rate" for purposes hereof shall be the average of such rates; if The Wall Street Journal ceases to publish a "Prime Rate", then the "Prime Rate" for purposes hereof shall be a comparable interest rate index mutually and reasonably acceptable to Development Manager and Owner.

     "Property" shall have the meaning set forth in the  Recitals
to   this   Agreement.   Unless  the  context  clearly  indicates
otherwise, the term "Property"shall mean "all or any portion of the Property".

     "Single Purchaser Transaction"shall mean any transaction or series of transactions pursuant to one or more contracts of sale or other agreements in which all or substantially all of the Property is sold, at one time or in two or more installments, to a single purchaser (or to title-holding designees of a single purchaser), provided that all or substantially all of the Property is sold and transferred within a period not to exceed fifteen (15) months from the Effective Date of this Agreement.

     "Term" shall have the meaning set forth in Section 5.3.


                            ARTICLE 2
                Engagement of Development Manager

     2.1 Appointment of Development Manager. Owner hereby appoints Development Manager as exclusive management agent for the purposes of developing, managing, maintaining, operating and selling the Property, and Development Manager hereby accepts such appointment, with the responsibilities and obligations and upon the terms and conditions set forth in this Agreement. Development Manager shall perform each and all of its obligations under this Agreement in an efficient and first class manner consistent with the Business Plan and the Development Budget and shall exercise best efforts and due diligence in all of its endeavors.

     2.2 Project Team. Development Manager shall provide a project team (the "Project Team") to perform its obligations hereunder, which Project Team shall be the responsibility of Development Manager and shall be staffed with employees of
Development  Manager.  The members of the Project Team  shall  be subject to the prior approval of Owner, which shall not be unreasonably withheld. The members of the initial Project Team are listed on Exhibit "D"attached hereto and incorporated herein by this reference, and are hereby approved by Owner. Development Manager shall designate a qualified and experienced member of the Project Team as its representative (the "Development Manager Representative") to act for and on behalf of Development Manager when recommendations, consents, approvals or commitments from Development Manager are required under this Agreement, and to function as the principal source of liaison and communication with Owner. The Development Manager Representative is subject to the prior approval of Owner. William H. Armstrong III is hereby designated as the initial Development Manager Representative, who is hereby approved by Owner. Development Manager may not reassign or replace any member of the Project Team, name any new individual to fill such position or replace the Development Manager Representative without the prior approval of Owner in each instance; provided, however, that notwithstanding anything to the contrary set forth in this Section 2.2, Development Manager shall not, as a result of this Section 2.2, be compelled to continue to employ any member of the Project Team, and in the event any member ceases to be employed by Development Manager, Development Manager shall not be considered in default hereunder, unless three (3) or more members of the Project Team or the Development Manager Representative cease to be employed by Development Manager and have not been replaced by employee(s) which have been approved by Owner. Development Manager shall remove from the Project Team any member as reasonably requested by Owner from time to time.

     2.3 Owner Representative. Owner shall designate one or more representative(s) (whether one or more, the "Owner Representative") to act for and on behalf of Owner when consents, approvals or commitments from Owner are required under this Agreement and to function as the principal source of liaison and communication with Development Manager. If more than one Owner Representative is designated by Owner, each such Owner Representative shall have authority to communicate on behalf of Owner, and Development Manager shall be entitled to rely upon the communication of any such Owner Representative. Larry Goland is hereby designated as the initial Owner Representative. Owner may in its sole discretion replace the Owner Representative from time to time, and add or subtract Owner Representatives, subject to prior written notice thereof to Development Manager.


                            ARTICLE 3
          Duties and Obligations of Development Manager

     3.1 Expenses. All obligations and expenses approved by Owner in writing, including without limitation all expenses provided for in the Development Budget, and incurred by Development Manager in the performance of its duties hereunder in accordance with the provisions hereof, shall be paid out of funds on deposit from time to time in the Property Account, as provided in Sections 3.7 and 3.8 hereof, except as otherwise specifically provided in this Agreement. Without Owner's prior written consent or as authorized in the Business Plan or Development
Budget, Development Manager shall not incur any cost not specifically set forth in the most recently approved Development Budget.

     3.2 Contracts. Subject to the provisions of Section 3.4 hereof, to the extent necessary to fulfill its obligations under this Agreement, Development Manager shall (i) identify and, with the prior written approval of Owner or as set forth in the Business Plan or Development Budget, enter into, in Owner's name, contracts with architects, engineers, tradesmen and other independent contractors to perform services necessary or advisable for the development, operation, maintenance or sale of all or any portion of the Property; and (ii) with the prior written approval of Owner or as set forth in the Business Plan or Development Budget, place orders, in Development Manager's name on behalf of Owner, for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to properly develop, manage, operate or maintain the Property. Except with the prior written consent of Owner, every contract entered into by Development Manager for or in connection with the Property shall include as a condition thereof the right by Owner to terminate, with or without cause, on thirty (30) days' prior written notice, without the payment of a cancellation fee. Development Manager shall deliver to Owner a copy of each and every contract entered into in connection with the Property, whether or not Owner's approval thereof is required, within fifteen (15) days after full execution thereof.

     3.3 Management Standard; Specific Development Services. Subject to the provisions of Section 3.4 hereof, Development
Manager shall manage the development, operation, management, maintenance and sale of the Property in accordance with the
"Management  Standard" (as  defined  in  Section  5.1   hereof).
Without limiting the generality of the foregoing or any other provisions of this Agreement, Development Manager shall perform, among other services and obligations, the following specific services.

       (a)   Pre-Development  Services.   Development  Manager
          shall:

           (i) Obtain all necessary land use approvals and permits and other governmental authorizations and entitlements;

           (ii) Hire any architects, land planners, engineers or other design consultants necessary for the planning, development and construction of any improvements on any portion of the Property;

           (iii) Supervise and/or assist the architect(s), land planners, and engineer(s) in the preparation of all necessary plans and specification

           (iv) Supervise and/or assist the engineer(s), consultant(s) and/or other professional(s) in performing all necessary tests and investigations, including environmental and soil tests; and

           (v) Review and approve (or disapprove) bills, invoices and applications for payment, all of which shall be at reasonable, market rates and terms of payment, received from the architect(s), engineer(s), land planners, consultant(s) and/or other professional(s) engaged in connection with the Property.

        (b)  Construction Services.  Development Manager shall:

           (i) Finalize all plans and specifications and any required approvals thereof;

           (ii) Supervise and/or assist the general contractor(s) for compliance with construction contracts, project schedules and project budgets;

          (iii) Supervise and/or assist the architect(s) in review and approval (or disapproval) of applications for payment, change orders, construction change directives, shop drawings, product data, samples and other submittals;

          (iv) Review and approve (or disapprove) bills, invoices and applications for payment, all of which shall be at reasonable, market rates and terms of payment, received from the general contractor(s), subcontractor(s), materialmen and/or other trades engaged in connection with any construction of improvements on the Property; and

           (v) Coordinate the transfer to Owner of all warranties, guarantees, affidavits, releases, waivers of liens, bonds, insurance certificates, manuals and other submittals.

      (c) Sales and Marketing Services. Development Manager shall:

           (i) Review the Property to determine its physical condition, relative market appeal, quality of location, market and area trends, and potential for value enhancement prior to entering the market;

          (ii) Develop and prepare for Owner's review and approval a detailed marketing plan (the "Marketing Plan"), consistent with the Business Plan and the Development Budget, setting forth a comprehensive strategy for sale of homesites and other portions of the Property;

         (iii) At Development Manager's sole discretion, supervise and/or assist consultant(s) and/or other professional(s) in the design, installation, production, implementation, dissemination and maintenance of the following to be used for marketing and selling homesites and other portions of the Property:

                 (a)  Site signs,
                 (b)  Directional signs,
                 (c) Brochures, direct mail, flyers, sales packages and other print collateral,
                 (d)  Radio, print, internet and television advertising, and
                 (e)  Promotional events;

         (iv) Market for sale to the general public, homebuilders, and other real estate companies, via direct mail, print advertising and on the internet, as deemed appropriate by Development Manager, and as otherwise reasonably requested by Owner, homesites and other portions of the Property based upon a price schedule set forth in the Marketing Plan, the Business Plan or Development Budget, or as otherwise approved in writing by Owner;

         (v) Solicit, identify and qualify prospective purchasers of homesites and other portions of the Property, and provide prospective purchasers with additional information and coordinate site visits of the Property;

        (vi) Promptly inform Owner of all offers and inquiries received from brokers, prospective purchasers or anyone else with respect to the all or any portion of the Property;

       (vii) Negotiate letters of intent, contracts of sale and similar agreements prospective purchasers and Owner, and provide Owner with analyses and comparisons of each competing offer and counteroffer and recommend to Owner which offer to accept;

     (viii) Prepare deeds and other closing documentation for execution by or on behalf of Owner, and coordinate with the appropriate parties to secure all documents and information required for closing on any sale of homesites and other portions of the Property; and

      (ix) Review and approve (or disapprove) bills, invoices and applications for payment, all of which shall be at reasonable, market rates and terms of payment, received from the consultant(s), other professional(s), media sources, and/or other trades engaged in connection with any marketing, advertising, promotions, or public relations on the Property.

          (d) Single Purchaser Transaction. Notwithstanding anything to the contrary set forth above, in the event that the Property is sold in a Single Purchaser Transaction, Development Manager shall be required to perform only the specific Sales and Marketing Services that are described in clauses (vii), (viii) and (ix) of Subsection 3.3(c) above, to the extent applicable, and shall be required to perform only the specific Pre-Development Services and Construction Services as are required or necessary to be performed by or on behalf of Owner as set forth in the contract of sale or other agreement pursuant to which the Single Purchaser Transaction is consummated.

     3.4 Major Decisions. Notwithstanding anything to the contrary set forth in this Agreement, all Major Decisions shall be made by Owner, in consultation with Development Manager. Further notwithstanding anything to the contrary set forth in this Agreement, Owner shall have the right from time to time, in Owner's sole reasonable discretion, to review and approve, disapprove or advise Development Manager with respect to any matter related to Development Manager's services and obligations, whether or not such matter is the subject of a Major Decision.

     3.5  Insurance.

     (a) Owner's Insurance. Owner shall cause to be placed and kept in force all forms of insurance as Owner deems prudent and reasonable given the nature of the Property. All such insurance coverage shall be placed with such companies, in such amounts, and with such beneficial interests appearing therein as Owner deems prudent and reasonable given the nature of the Property. Owner shall procure appropriate clauses in, or endorsements on, all of the policies whereby the insurer names Development Manager as an additional insured, and the insurer waives subrogation and agrees to not terminate any such policy or reduce coverage or amount without giving Owner and Development Manager at least thirty (30) days' prior written notice.

     (b) Development Manager's Insurance. Development Manager shall cause to be placed and kept in force at all times during the term of this Agreement (i) comprehensive public liability insurance with primary coverage of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury or property damage with a annual aggregate of not less than Five Million Dollars ($5,000,000.00), (ii) errors and omissions insurance, (iii) fidelity bond or insurance, (iv) workers' compensation insurance in amounts not less than the minimum amounts required by applicable state law and employer's liability insurance, and (v) all other forms of insurance as Development Manager deems prudent and reasonable given the nature of the Property and Development Manager's obligations hereunder. All such insurance coverage shall be placed with such companies, in such amounts, and with such beneficial interests appearing therein as Development Manager deems prudent and reasonable given the nature of the Property and Development Manager's obligations hereunder, as reasonably approved by Owner. Development Manager shall procure appropriate clauses in, or endorsements on, all of the policies whereby the insurer names Owner as an additional insured and agrees to give Owner not less than thirty (30) days' written notice prior to any modification or termination of any policy or failure to renew or other lapse in coverage, and the insurer waives subrogation and agrees to not terminate any such policy or reduce coverage or amount without giving Development Manager and Owner at least thirty (30) days prior written notice.

     (c) Development Manager Obligations. Development Manager shall promptly investigate and make a full and timely written report to Owner and, if Owner requests, to Owner's insurance company as to all accidents, claims for damages relating to the ownership, operation and maintenance of the Property and any damage or destruction to the Property and the estimated cost of repair thereof, and shall prepare any and all reports required by Owner and, if Owner requests, by its insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved. Without obtaining the prior written approval of Owner, which may be granted or withheld in Owner's sole discretion, Development Manager shall not settle any claims against insurance companies arising out of any policies or take any other action in connection with such settlements, including the execution of proofs of loss, the adjustment of losses, signing of receipts and collection of money. The cost of the insurance and all premiums therefor shall be paid out of funds on deposit from time to time in the Property Account, as provided in Sections 3.7 and 3.8 hereof, except for fidelity bond insurance which shall be the sole responsibility of, and at the sole expense of, Development Manager. Development Manager shall assist Owner in completing any insurance applications, questionnaires, etc. reasonably requested by Owner or Owner's insurance agent or insurance company.

     3.6   Development Budgets; Business Plans.   Notwithstanding
the  delivery and approval of the Development Budget and Business
Plan attached as exhibits to this Agreement, Development Manager shall prepare the items described herein.

          (a) Initial Development Budget and Business Plan. Within fifteen (15) days after the Effective Date hereof, Development Manager shall submit to Owner, for Owner's approval, in Owner's sole discretion, a proposed initial development budget and business plan for the Property, which proposed development budget and business plan shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Development Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop, operate, manage, maintain and sell the Property during calendar year 2001. Owner shall promptly notify Development Manager of any objections to the proposed initial development budget or business plan, and Development Manager and Owner shall negotiate in good faith to resolve any such objections. In the event that Owner shall not have approved the proposed initial development budget and business plan delivered pursuant to this Subsection 3.6(a), in Owner's sole discretion, within thirty (30) days after receipt thereof, this Agreement shall be deemed terminated and of no further force and effect, the Development Manager Cash
Consideration paid to Owner shall be refunded promptly to Development Manager without interest or other yield, this Agreement shall terminate automatically and the parties hereto shall have no further liabilities or obligations hereunder, except as set forth in Section 5.6 hereof.

          (b) Annual Development Budget and Business Plan. On or prior to November 1 of each calendar year during the Term hereof, commencing on November 1, 2001, Development Manager shall submit to Owner, for Owner's approval, a proposed development budget and business plan for the Property on an annual basis for the upcoming calendar year, which proposed development budget and business plan shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Development Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop, operate, manage, maintain and sell the Property during such calendar year. Such proposed development budgets and business plans shall be submitted by Development Manager solely as good faith estimates, without warranty of their accuracy or attainability; provided, however, that, except as otherwise expressly provided in this Agreement, Development Manager shall not be reimbursed by Owner for, and Development Manager hereby expressly indemnifies Owner against, any and all loss, cost, damage, expense or claim in connection with any unauthorized expenditure or liability incurred by any action taken by Development Manager.

          (c) Contents. Without limiting the foregoing, each development budget and business plan proposed by Development Manager pursuant to Subsections 3.6(a) and 3.6(b) above shall include between them: (i) a projected income statement for the Property, (ii) a projected balance sheet for the Property, (iii) a schedule of projected operations and cash flow, (iv) a reasonable estimate and projected budget of gross receipts and operating expenses, itemized in a manner acceptable to Owner, (v) a projected budget for capital expenditures and replacements,
(vi) an identification of staffing to be employed, (vii) separate estimates of the Management Fee, Development Fee and Brokerage Commissions, (viii) a narrative description of the program for the development and marketing of the Property, and (ix) any and all other matters reasonably requested by Owner.

          (d) Owner Approval. Owner shall, within thirty (30) days after receipt of a proposed development budget and business plan delivered pursuant to Subsection 3.6(b) above, approve or disapprove such development budget and business plan in its sole discretion. Owner shall provide Development Manager written notice of its approval or disapproval; provided, that in the event Owner fails to do so, the Development Budget or Business Plan, as the case may be, from the previous year shall control until a new development budget or business plan is approved. Within fifteen (15) days after Owner submits any objection to the proposed development budget or business plan, Development Manager shall submit a revised development budget or business plan to Owner, as the case may be. As used herein, the defined terms "Business Plan"and "Development Budget"shall refer to the then-current Development Budget and Business Plan as approved by Owner and as amended and/or modified from time to time with Owner's approval.

          (e)   Owner's  Amendments  to  Development  Budget  and
Business Plan. Owner may, from time to time, submit to Development Manager, for Development Manager's approval, proposed amendment(s) to the Development Budget and/or Business Plan. Development Manager shall, within fifteen (15) days after receipt of a proposed amendment to the Development Budget or Business
Plan, provide Owner with written notice of its approval or disapproval of such amendment. Owner and Development Manager shall use good faith efforts to agree upon any such amendment; provided, however, that in the event the parties fail to agree, such amendment shall nevertheless become effective within sixty
(60) days after first proposed by Owner. The Development Manager's failure to agree to any such amendment proposed by Owner shall not be grounds for termination of this Agreement by Owner.
     3.7  Owner Account and Property Account.

          (a) Owner Account. Development Manager shall establish and maintain in a banking or other financial institution approved by Owner or set forth in the Business Plan from time to time throughout the Term of this Agreement, a separate bank or similar account in the name of, and under the sole dominion and control of, Owner for the deposit of all moneys received with respect to the Property (the "Owner Account"). Development Manager shall also establish such other special bank or similar accounts as may be approved by Owner. All revenue from the Property, including without limitation all sales proceeds, rent receipts, royalties, user fees, commissions, forfeited deposits, insurance proceeds, condemnation or
litigation  awards  and  all  interest  earned  on  any  of   the
foregoing, shall be promptly deposited in the Owner Account. Development Manager shall not have the right or authority, express or implied, to withdraw any funds from the Owner Account at any time. Owner shall not withdraw any funds from the Owner Account, except as required pursuant to Section 3.7(a) hereof, until the earlier of (a) the commencement of the first Distribution Period, or (b) termination of the Term hereof in accordance with the terms of Section 5.3 hereof; provided, however, that Owner shall have the right from time to time, in consultation with Development Manager, to withdraw funds from the Owner Account to repay principal under the Project Mortgage Loan.

          (b) Property Account. Development Manager also shall establish and maintain in a banking or other financial institution approved by Owner or set forth in the Business Plan from time to time throughout the Term of this Agreement, a separate bank or similar account in the name of Owner to process funds as described in Section 3.8 (the "Property Account"). Development Manager shall be entitled to make withdrawals from, or draw checks upon, the Property Account to pay operating expenses of the Property in accordance with the terms and conditions of this Agreement.

     3.8  Disbursements by Owner to Development Manager.

          (a)   Monthly  Payments.  On or  before  the  twentieth
(20th) day of each calendar month, Development Manager shall deliver to Owner a written request for disbursement, setting forth, in reasonable detail, the costs and expenses reasonably estimated to be paid by Development Manager for the upcoming calendar month, together with any other working capital needs of the Property for the upcoming calendar month, in each case, in accordance with the Development Budget (the "Required Monthly
Funds"). Development Manager shall also submit reasonable substantiation as requested by Owner for all requested disbursements. In the event that any requested disbursement is not consistent with, or in compliance with, the Development Budget, Development Manager shall set forth such requested disbursements in a separate report and shall set forth a brief explanation for the reason for such discrepancy. Each such written request for Required Monthly Funds shall also include Development Manager's calculation of the monthly Management Fee payable for the preceding calendar month, and a reasonable estimate of the amount of revenues expected to be received in the upcoming calendar month from sales of homesites and other portions of the Property and the amount of any Brokerage Commissions payable in connection with such sales. On or before the first (1st) day of the month for which the particular request for the Required Monthly Funds is made, Owner shall transfer, via wire transfer, from the Owner Account to the Property Account the amount of any shortfall between the amount of the Required Monthly Funds approved by Owner for such calendar month and the balance of available funds, if any, on deposit in the Property Account. Owner and Development Manager hereby acknowledge and agree that if there are insufficient funds in the Property Account and the Owner Account to fund the entire amount of Required Monthly Funds for any month, then the amount of such shortfall shall be funded with proceeds drawn under the Project Mortgage Loan, provided that all such expenses are authorized in the Development Budget. To the extent that funds are not available under the Project Mortgage Loan or the expenses for which funds are required are not authorized in the Development Budget, then Development Manager shall fund the amount of such shortfall to Owner under the Project Unsecured Loan, provided that such unbudgeted expenses are due to change orders approved by Owner or to circumstances which could not have been reasonably foreseen by an experienced and prudent manager of development of a project similar to the Property. To the extent that funds are required for unbudgeted expenses that are not due to change orders approved by Owner or unforeseeable circumstances as provided in the preceding sentence, then, notwithstanding that funds may be available under the Project Mortgage Loan, Development Manager shall be solely responsible to fund the amount of such shortfall without reimbursement or repayment. Owner shall not be required under any circumstance to incur any out-of-pocket expenses in connection with the development, operation, management, maintenance and sale of the Property.

          (b) In the event that any portion of the Required Monthly Funds are required to be drawn under the Project Mortgage Loan, Development Manager shall prepare a draw request in the manner required by the lender of the Project Mortgage Loan and shall submit such draw request to Owner for Owner's approval, at the same time that the related written request for Required Monthly Funds is submitted to Owner. If the draw request is approved by Owner, Owner shall direct that the requested proceeds be disbursed directly into the Property Account.

          (c) Emergency Withdrawals. Development Manager shall only be entitled to make withdrawals from the Property Account in accordance with the Development Budget or the Business Plan or in connection with a bona fide emergency due to casualty or act of God under circumstances in which it would be unreasonable to seek to obtain Owner's approval, in which case Development Manager shall be entitled to exceed, by a reasonable amount, the amounts set forth in the Development Budget in order to address such bona fide emergency situation; provided that, within two (2) Business Days after such emergency, Development Manager shall fully inform Owner in writing of the circumstances surrounding such situation and obtain, on a "going-forward"basis only, Owner's approval with respect to Development Manager's handling of similar emergency events at the Property in the future. It is understood that any action taken by Development Manager under this Section 3.8(b) in connection with any particular emergency event shall be considered as being within Development Manager's scope of authority under this Agreement but shall not create any precedent or duty on the part of Development Manager or Owner to take any action in connection with any future event. Nothing contained in this Section 3.8(b) or elsewhere in this Agreement is intended to provide any benefit to any third parties who are not parties hereto, or successors or permitted assigns of parties hereto, or impose upon Development Manager or Owner any duty or obligation to any third parties who are not parties hereto, or successors or permitted assigns of parties hereto, nor shall it have the effect of giving any enforceable rights to any third parties who are not parties hereto or successors or permitted assigns of parties hereto, whether such claims are asserted as third party beneficiary rights or otherwise.

     3.9 Costs Not Reimbursed to Development Manager. Unless otherwise provided herein, Owner shall not be obligated to reimburse Development Manager for the payment by Development Manager of (a) any expense for office equipment or office supplies of Development Manager other than those used on the
Property and approved in writing by Owner; (b) any overhead expenses of Development Manager incurred in its general offices;
(c) unless otherwise consented to by Owner in writing, any salaries, wages and expenses for any personnel, including, without limitation, personnel spending all or a portion of their working hours at or providing services to the Property specifically performing Development Manager's duties hereunder;
(d) the cost of fidelity insurance; (e) any accounting costs or overhead costs incurred in connection with the preparation and delivery of the statements and reports required hereunder; or (f) any travel costs incurred by Development Manager not specifically provided for in the Development Budget.

     3.10 Records; Reporting.

          (a) Records. All statements, receipts, invoices, checks, leases, contracts, worksheets, financial statements, books and records, and all other instruments and documents relating to or arising from the development, operation or management of the Property shall be the property of Owner; provided, that throughout the Term of this Agreement, all of such items shall be maintained by Development Manager at Development Manager's offices in Austin, Texas in a manner consistent with the terms of this Agreement and with books and records customarily maintained by managing agents of properties similar to the Property. Owner shall have the right to inspect and to copy all such items, at Owner's expense, at all reasonable times, and from time to time, during the term of this Agreement. Upon the termination of this Agreement, all of such books, records and all other information relating to the Property promptly shall be delivered to Owner; provided, however, that at Development Manager's sole expense, Development Manager or its representatives shall have the right, for a reasonable period of time not to exceed three (3) years following such termination, to inspect such books, records and other information for data that directly relates to the period during which Development Manager managed the Property and to make copies thereof, at Development Manager's expense, at the offices of Owner upon reasonable advance notice to Owner.

          (b) Statements. Development Manager shall prepare and deliver to Owner on a monthly basis, Development Manager's written estimates of the amounts, if any, by which any categories of the Development Budget must be adjusted to adequately fund the development, operation, management, maintenance and/or sale of the Property for the then current month, although Owner shall be under no obligation to change the Development Budget. Such reports shall include the following information: (i) a statement of operations on the Property during such month and the cost thereof, (ii) a statement of year-to-date operations on the Property, and the cost thereof, (iii) a statement of the actual cost of operations on the Property during such month, compared to the Development Budget which identifies any variance between such costs and the Development Budget, and (iv) a description and explanation of such variances. Development Manager also shall furnish Owner, within thirty (30) days after Owner's request, such further information covering the operation and maintenance of the Property as Owner may reasonably require, including without limitation the following: (i) income statement (accrual basis for taxes and insurance), month and year-to-date versus Development Budget; (ii) variance report (narrative form, month and year-to-date), (iii) balance sheet, (iv) general ledger,
(v)   rent   roll  (including  security  deposit   listing),   if
applicable, (vi) accounts receivable aging report, (vii) bank reconciliation for each account, (viii) calculation of Management Fee, (ix) schedule of reserve and escrow accounts, (x) schedule of capital expenditures, (xi) a re-forecast report, on a monthly basis, of current full year operations compared to the Development Budget with explanations for all material variances,
(xii) a marketing qualitative summary of property operations for the preceding month including comments on revenues, expenses, marketing, leases, competition, legal and other issues affecting the Property, and (xiii) any and all other reports reasonably requested by Owner.

          (c) Annual Accounting Report. Development Manager agrees (i) to deliver to Owner, within twenty (20) days after the end of each fiscal year, an annual accounting report (including balance sheet, income statement and other financial statements), showing the results of gross receipts, gross operating expenses, net operating income, net cash flow [and the Property Management Fee which would be payable if the Agreement were terminated as of the end of such fiscal year] and any other information necessary to make the computations required hereby or which may be requested by Owner, all for such fiscal year and (ii) to cooperate fully with Owner, at no additional expense to Development Manager, but without limiting Development Manager's obligations under Section 3.10(e), in supplying all of the information and documentation necessary for a nationally recognized firm of certified public accountants selected by Owner (the "Auditor") to prepare and deliver to Owner an audit of the annual accounting report provided by Development Manager to Owner pursuant to this Section 3.10(c) within forty-five (45) days after the end of each fiscal year.

          (d) Additional Fiscal Reports. Development Manager shall, upon the request of Owner, prepare for Owner or assist Owner in the preparation of such additional financial reports with respect to the Owner or the Property as Owner may reasonably request or may be required in the preparation of the audited annual accounting to be prepared pursuant to this Section 3.10. Development Manager acknowledges and agrees that the Property
Management Fee to be paid under this Agreement includes compensation to Development Manager for the preparation of papers and schedules reasonably necessary for the Auditor to conduct its review of the Property's books and records. To the extent such papers and schedules are not properly prepared, Development Manager agrees to reimburse Owner for the reasonable additional cost and expense incurred by Owner for the Auditor to prepare such papers or schedules.

          (e) No Liability for Returns Required by Law. Development Manager shall be responsible for preparing and filing any forms, reports or returns (except Owner's income tax returns) that may be required by law relating to the Property. Development Manager shall also be responsible for any forms, reports or returns that may be required by law relating to any of Development Manager's employees.

     3.11 Compliance with Legal Requirements. Development Manager shall take such action as may be necessary to comply with any and all orders or requirements affecting the Property by any federal, state, county or municipal authority having jurisdiction thereover. Development Manager, however, shall not take any such action as long as Owner is contesting, or has affirmed Owner's intention to contest and institutes proceedings contesting, any such order or requirement, except that if failure to comply promptly with any such order or requirement would or might expose Development Manager to criminal liability, Development Manager shall comply with same. Development Manager shall promptly notify Owner in writing of all such orders and notices or requirements. Nothing contained herein shall require Development Manager to employ counsel to represent Owner in any such proceeding or suit.

     3.12 Taxes. Development Manager shall timely render the Property for taxation, and obtain and verify bills for real estate, personal property, and all other taxes and assessments, if any, against the Property and promptly pay such tax bills and any other Impositions (as defined below), and assist and cooperate with Owner in connection with all such taxes and assessments in all ways reasonably requested by Owner including applications or petitions of Owner for reduction of taxes or assessments. Owner shall have the option but not the obligation to employ a third party consultant to accomplish the foregoing, in which event, Development Manager shall assist and cooperate with such consultant. As used herein, "Impositions"shall mean all taxes, assessments, special assessments, rents and charges for any easement or agreement maintained as part of or for the benefit of the Property, use and occupancy taxes and charges, water and sewer for public and private utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the term of this Agreement may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on (i) the Property or any part thereof or any appurtenances thereto, or upon any personal property located, or used in connection with, the Property, (ii) the rent, income or other payments (if any) received by or for the account of Owner or anyone claiming by, through or under Owner, (iii) any use or occupation of the Property, (iv) such franchises, licenses and permits as may be appurtenant to the use of the Property, and (v) any document to which Owner is a party transferring an interest or estate in the Property.


                           ARTICLE IV
               COMPENSATION TO DEVELOPMENT MANAGER

     4.1 Management Fee. In consideration for the performance of Development Manager's duties and responsibilities under this Agreement, and in exchange for its services provided to Owner and the Property and reimbursement of its reasonable overhead expenses, Development Manager shall be entitled to receive a property management fee (the "Management Fee") in an amount equal to five and one-half percent (5.5%) of the aggregate amount of direct development costs actually incurred in connection with the Property as set forth in the Development Budget during the Term of this Agreement, excluding the cost of land, any interest, principal or other amounts payable in connection with the Project Loans and any other indebtedness and any costs reimbursed to Development Manager in accordance with the terms hereof or as otherwise approved by Owner. The Management Fee shall be payable monthly in arrears, calculated on the basis of the aggregate amount of qualifying costs paid in the previous calendar month.

     4.2 Development Fee. In addition to the Management Fee, Development Manager shall be entitled to receive a development fee (the "Development Fee"), in an amount equal to (a) twenty-eight percent (28%) of available Cash Flow, until Development Manager shall have received a Development Fee in an aggregate amount equal to the amount of interest that would have accrued on the Development Manager Cash Consideration if the same bore interest at a rate of eighteen percent (18%) per annum, and Owner shall have received from available Cash Flow an amount equal to the amount of interest that would have accrued on the Owner's Residual Value if the same bore interest at a rate of eighteen percent (18%) per annum, and (b) thereafter, either (x) forty percent (40%) of available Cash Flow in the event that the Property is sold in a Single Purchaser Transaction, or (y) fifty percent (50%) of available Cash Flow in all other cases, subject in any case to the terms and conditions hereof. The Development Fee shall not be payable until Completion and payment in full of all principal, interest and other charges payable under the Project Mortgage Loan and the Project Unsecured Loan. On or before the twentieth (20th) calendar day after the end of the first and each subsequent Distribution Period, Development Manager shall deliver to Owner a written statement of the amount of Cash Flow, if any, generated in such Distribution Period, and the amount, if any, of the Development Fee accrued during such
Distribution Period. No later than thirty (30) calendar days after the end of such Distribution Period during which the Property has generated Cash Flow, Owner shall transfer, via wire transfer, from the Owner Account to an account or accounts as may be designated in writing by Development Manager, after payment of all third party obligations, the Development Fee payable to Development Manager for such Distribution Period. The Development Fee, if any, shall be payable in arrears. In the event that there is no Cash Flow for any Distribution Period, no Development Fee shall be payable for such Distribution Period.

     4.3 Brokerage Commissions. In addition to the Management Fee and Development Fee, Development Manager shall be entitled to receive sales commissions (a "Brokerage Commission") with respect to consummated sales of homesites and other portions of the Property, calculated at the rates set forth below:

          (a) Six percent (6%) of "gross sales price"(hereinafter defined) for sales, other than a Single Purchaser Transaction, in which no cooperating broker or agent participates; or

          (b)  Four percent (4%) of gross sales price for a Single
               Purchaser Transaction in which no cooperating broker or agent participates; or

          (c) Six percent (6%) of gross sales price for all sales, including a Single Purchaser Transaction, in which the purchaser is represented by one or more cooperating brokers, in which event Development Manager shall be entitled to a portion thereof in an amount not to exceed three percent (3%) of gross sales price, with the balance thereof (not to exceed 6% in the aggregate) being payable to the cooperating broker(s).

If one or more cooperating broker(s) is involved in a sales transaction, Development Manager shall be solely responsible for paying a market rate commission or fee to such cooperating broker(s), and shall indemnify and hold Owner harmless from and against any and all claims by such cooperating broker(s). As used in this Section, the term "gross sales price"shall mean the actual cash price paid by the purchaser at closing for the home site or other portion of the Property, including the amount of any financing assumed or obtained by such purchaser in connection with such purchase. The Brokerage Commission with respect to any sale shall be earned and payable at closing and upon the conveyance of title to such homesite or other portion of the Property.

     4.4 Termination; Waiver of Lien Rights. Notwithstanding anything in this Agreement to the contrary, in the event of a termination of this Agreement as provided in Sections 5.3, 5.4 or
5.5 of this Agreement or elsewhere herein, any Management Fee and Brokerage Commissions payable to Development Manager as of the date of termination, and any Development Fee, whether payable prior or subsequent to the date of termination, shall be paid to Development Manager when due. Except as set forth in the immediately preceding sentence, from and after the date of termination of this Agreement, Development Manager shall not be entitled to any further Management Fee or Brokerage Commissions. Except as set forth in the following Section, Development Manager, for itself and on behalf of its personnel providing services under this Agreement, hereby waives any right now existing or hereafter arising to file any lien against all or any portion of the Property for any fees, costs, commissions or other compensation payable under this Agreement.

     4.5 Development Manager's Lien. In consideration of the performance of the duties and obligations of Development Manager as set forth herein and to evidence the payment of any Management Fee, Development Fee and Brokerage Commissions payable to Development Manager, Owner hereby agrees to execute and record a Memorandum of this Agreement in the form attached hereto as Exhibit "E" and incorporated herein by this reference, which shall be subordinate in all respects to the mortgage and other security documents securing the Project Mortgage Loan.


                            ARTICLE V
          RELATIONSHIP OF DEVELOPMENT MANAGER TO OWNER

     5.1 Use and Maintenance of Premises. Development Manager shall employ its best efforts to develop, operate, manage, maintain and sell the Property in a manner (referred to herein as the "Management Standard") consistent with (i) first class standards consistent with the Business Plan and the Development Budget, (ii) prudent business and management practices applicable to the development, operation, management, maintenance and sale of all or any portion of the Property, and (iii) the requirements of any deeds of trust and other loan documents, certificates of occupancy, permits, licenses, consents or other recorded or unrecorded agreements now or hereafter affecting the Property (collectively referred to herein as the "Key Documents"), or as otherwise reasonably required by Owner. Development Manager shall use all contacts, discount programs and cost-savings measures at its disposal to obtain services, products and tax and insurance rates for the Property at the lowest cost, without sacrificing the quality of such services or products. Development Manager shall perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement. Subject to the prior written approval of Owner, Development Manager may obtain goods or services for the Property from direct or indirect affiliates of Development Manager, its officers, directors, shareholders or employees, but only if such goods and services are of at least equal quality and of no higher prices than comparable goods and services obtainable from unaffiliated parties and such goods and services are otherwise competitive with comparable goods and services.

     5.2 Sale or Refinancing of the Property. Development Manager shall assist and cooperate in any attempt(s) by Owner to sell, finance or refinance all or any portion of the Property. Such assistance and cooperation by Development Manager and Development Manager's personnel shall not be deemed to create a broker, principal or similar relationship. Such assistance and cooperation shall include, without limitation, answering prospective purchasers' or lenders' questions about the Property or any portion thereof and, if applicable, preparing rent rolls, notifying tenants about the sale of the Property and obtaining estoppel certificates and other documents from all tenants of the Property in the form required by the prospective purchaser or lender. Development Manager shall also provide, promptly upon request by Owner, (a) an estoppel certificate executed by Development Manager certifying that no uncured default by the Owner exists under this Agreement or, if such a default(s) exists, stating the nature thereof, (b) a certificate in favor of Owner and any lender executed by Development Manager confirming, to the best of Development Manager's actual knowledge, that any representations and warranties made (or to be made) by Owner with respect to the Property, or the condition or operation thereof, in any loan documents executed (or to be executed) by Owner in connection with any sale, financing or refinancing of the Property, are substantially true, correct and complete, or, if not substantially true, correct or complete, stating with particularity why such representations and warranties are not substantially true, correct or complete, and (c) a subordination and attornment agreement executed by Development Manager in accordance with the provisions of Section 6.9 of this Agreement.

     5.3 Term. This Agreement shall commence on the Effective Date and shall continue until the earlier to occur of (a) the last day of the calendar month in which the third (3rd) anniversary of the Effective Date occurs, (b) such time as this Agreement is terminated for Cause (as herein defined), or (c) such time as this Agreement is terminated upon the mutual agreement of the parties. The entire term of this Agreement is sometimes herein referred to as the "Term."

     5.4 Termination by Owner. Owner, at its option, may terminate this Agreement for "Cause"at any time upon giving written notice thereof. The term Cause shall include (a) any fraud, misrepresentation or misappropriation of funds by Development Manager, or the furnishing of any statement, report, notice, writing or schedule to Owner that Development Manager knows, or reasonably should have known, is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified or the date such statement, report, notice, writing or schedule is furnished to Owner, (b) the failure of Development Manager to comply with any term or condition of this Agreement (except for breach of the Management Standard) and such failure continues for a period of thirty (30) days after written notice thereof by Owner to Development Manager, provided that if such default is not reasonably susceptible of cure within thirty (30) days, then such reasonable time so long as Development Manager is diligently prosecuting the cure of the default, but in no event longer than ninety (90) days, (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, Development Manager, (d) the sale or other disposition of all or part of the Property or Owner's interest therein; provided that in the case of a partial sale, termination will only apply to those portions of the Property sold, (e) the failure of Development Manager to cure a grossly negligent or illegal act committed by Development Manager against Owner and such failure continues for a period of ten (10) days after written notice thereof by Owner to Development Manager, (f) the failure of Development Manager to cure Development Manager's willful and/or reckless misconduct that causes damage to Owner and such failure continues for a period of ten (10) days after written notice thereof by Owner to Development Manager, or (g) the failure of Development Manager to perform its duties consistent with the Management Standard as reasonably determined by Owner, and such failure continues for a period of thirty (30) days following the date Owner sends written notice to Development Manager specifying in reasonable detail the reasons Owner believes Development Manager has not performed its duties consistent with the Management Standard.

     5.5  Termination by Development Manager.   Development Manager,
at  its  option, may terminate this Agreement (a) for the failure of Owner to comply with any term or condition of this Agreement and such failure continues for a period of thirty (30) days after written notice thereof by Owner to Development Manager, provided that if such default is not reasonably susceptible of cure within thirty (30) days, then such reasonable time so long as Owner is diligently prosecuting the cure of the default, but in no event longer than ninety (90) days; or (b) in the event that an amendment to the Development Budget or the Business Plan proposed by Owner and disapproved by Development Manager nevertheless becomes effective pursuant to the terms of Subsection 3.6(e) hereof, provided that such amendment does not result from a breach or default by Development Manager of any of the terms hereof or from circumstances which should have been reasonably foreseeable by an experienced and prudent manager of development of a project similar to the Property, and provided further that such termination shall not become effective until thirty (30) days after delivery of written notice thereof from Development Manager to Owner, which shall not be delivered until after the effective date of such amendment. Notwithstanding a termination of this Agreement by Development Manager pursuant to this Section 5.5, Development Manager shall be entitled to receive the Development Fee as and when the same would otherwise be payable hereunder.

     5.6  Obligations Upon Termination.

          (a) Upon termination of this Agreement, each party shall continue to be fully liable for their respective obligations which have accrued up to and including the termination date and shall promptly pay to the other all amounts due to the other party under the terms of this Agreement. Such payment shall be made as soon after the effective date of termination as such amounts are determinable. Upon such payment, neither party shall have any further claim or right against the other, except as expressly provided herein.

          (b) In the event of termination of this Agreement, upon the effective date of such termination, Development Manager shall (i) surrender and deliver to Owner all revenue from the Property (as described in Section 3.7(a) hereof), if any, and other monies of Owner then held by Development Manager and/or in any bank account (including, without limitation, the Owner Account and the Property Account), (ii) deliver to Owner as received by Development Manager any monies or other property due Owner under this Agreement but received after such termination, and (iii) deliver to Owner everything then held by Development Manager pertaining to the Property, including, without limitation copies of all books, records, keys and all other materials, property and supplies pertaining to the Property and/or this Agreement.

     5.7 Negation of Partnership, Joint Venture or Lease. Nothing in this Agreement shall constitute, or be construed to be or to create, a partnership, joint venture or lease between Owner and Development Manager with respect to the Property. In the performance of this Agreement, Development Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making either party a partner, joint venturer, principal or agent with, or with respect to, the other party or as creating any similar relationship or entity, and each party hereto agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceedings involving Development Manager and Owner. Nothing in this Agreement shall be deemed or construed to create in, or convey to, Development Manager any interest in the Property, and Development Manager expressly hereby waives any claim of right or interest in or to the Property, and further hereby waives any right to file a lis pendens, lien or other encumbrance against the Property at any time and for any reason.

     5.8 Indemnification. Development Manager shall be liable for and shall indemnify and hold harmless Owner (and each partner, venturer, employee, agent, shareholder, director and officer of Owner) from any and all loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of
(i) any breach by Development Manager of Development Manager's obligations hereunder, including, without limitation any breach of the Management Standard, or (ii) the negligence or willful misconduct of Development Manager. Owner shall indemnify and hold harmless Development Manager (and each employee, agent, director, shareholder are officer of Development Manager) from any and all loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (x) a breach by Owner of Owner's obligations hereunder, or (y) Owner's negligence or willful misconduct.

     5.9 Owner's Limited Liability. No general or limited partner in or of Owner, whether direct or indirect, or any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Owner or any of the foregoing or any investment advisor of Owner (including any assignee or successor of Owner) or other holder of any equity interest in Owner, shall be personally liable for the performance of Owner's obligations under this Agreement. Owner shall not be liable for, and Development Manager expressly hereby waives any right to make a claim for, any consequential or punitive damages. The liability of Owner (including any assignee or successor of Owner) for Owner's obligations hereunder shall be limited solely to the equity interest of Owner in the Property.

     5.10 Development Manager's Limited Liability. No general or limited partner in or of Development Manager, whether direct or indirect, or any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Development Manager or any of the foregoing or any investment advisor of Development Manager (including any assignee or successor of Development Manager) or other holder of any equity interest in Development Manager, shall be personally liable for the performance of Development Manager's obligations under this Agreement. Development Manager shall not be liable for, and Owner expressly hereby waives any right to make a claim for, any consequential or punitive damages.

                           ARTICLE VI
                          MISCELLANEOUS

     6.1 No Assignment by Development Manager, Etc. Without the prior written consent of Owner, which consent may be granted or withheld in Owner's sole discretion, Development Manager shall not have the right to assign, transfer or convey any of Development Manager's right, title or interest hereunder, nor shall Development Manager have the right to delegate any of the obligations or duties required to be kept or performed by
Development Manager hereunder, nor shall Development Manager assign, transfer or hypothecate any interest of Development Manager in the Management Fee or the Development Fee to any party, including without limitation as collateral security for any indebtedness. For purposes hereof, any event (whether voluntary or involuntary) resulting in a dissolution, merger, consolidation or reorganization of Development Manager, or the sale or transfer of any controlling interest therein, without the prior written consent of Owner in each instance, shall be deemed to be an assignment in violation of this Section.

     6.2 Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and sent via the U.S. Postal Service by registered or certified mail, postage prepaid or via a nationally recognized overnight delivery service (e.g. Federal Express) and addressed to the appropriate party at the respective addresses shown below. All such notices shall be deemed given on the earlier of actual receipt or refusal of receipt by the addressee. The respective addresses and additional notice parties are as follows:

     If to Owner:    Commercial Lakeway Limited Partnership
                     c/o  Credit  Suisse  First  Boston  Mortgage Capital LLC
                    277 Park Avenue
                    New York, New York  10172
                    Attn:  Lawrence Goland

     With a copy to: Commercial Lakeway Limited Partnership
                     c/o  Credit  Suisse  First  Boston  Mortgage Capital LLC
                    Eleven Madison Avenue
                    New York, New York  10172
                    Attn: Pamela McCormack, Esq.

     And a copy to: Shaw Pittman
                    2300 N Street, N.W.
                    Washington, D.C.  20037
                    Attn:  Thomas R. Petty, Esq.

     If to Development   Stratus Properties Inc.
     Manager:       98 San Jacinto Boulevard, Suite 220
                    Austin, Texas  78701
                    Attn: William H. Armstrong, III

     With a copy to:  Arbrust Brown & Davis, L.L.P.
                    100 Congress Avenue, Suite 1300
                    Austin, Texas  78701
                    Attn: Kenneth N. Jones

Any party may at any time change its respective address by sending written notice to the other parties of the change in the manner hereinabove prescribed.

     6.3 GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.4 Not a Third Party Beneficiary Contract. Neither this Agreement nor any part hereof nor any service, relationship or other matter alluded to herein shall inure to the benefit of any third party (specifically including any lender, tenants or contractors), to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankruptcy or insolvent estate of either party or to the creditors or claimants of such an estate. In addition, this Agreement shall terminate and be of no further force or effect upon the filing of any bankruptcy petition by or against Development Manager.

     6.5 Validity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     6.6 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought. This Agreement shall bind, and inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

     6.7 Attorneys' Fees. If either Owner or Development Manager employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with such enforcement or defense.

     6.8   INDEMNIFICATION  PROVISIONS. THIS  AGREEMENT  CONTAINS
INDEMNIFICATION PROVISIONS SPECIFICALLY DESCRIBED IN SECTION  5.8
HEREOF.

     6.9 Subordination. This Agreement and any extension hereof shall be subordinate to any mortgage or similar security instrument now or hereafter affecting the Property, and all renewals, modifications, consolidations, replacements and extensions thereof (a "Mortgage"). Development Manager further agrees to attorn to the holder of any Mortgage or similar security instrument affecting the Property, and any successor or assignee thereof, upon Owner's being dispossessed by such holder of Owner's interest in all or any portion of the Property. The provisions of this Section 6.9 shall be self-operative and no further instrument of subordination or attornment shall be required. Development Manager shall execute promptly any certificate or other document that Owner or any mortgagee or other security holder may request as to such subordination and/or attornment, which certificate or document may include such customary and normal provisions as Owner may determine in its sole discretion. In the event that Development Manager fails to execute and deliver such certificate or document on or before five (5) business days after written notice to Development Manager by Owner, then without any further notice and opportunity to cure, such failure by Development Manager shall be deemed to be an event for Cause hereunder.

     6.10 Representations, Warranties and Covenants of Development Manager. In order to induce Owner to enter into this Agreement, Development Manager hereby represents and warrants to, and covenants and agrees with, Owner as follows:

          (a) Development Manager is a Delaware corporation, is duly formed and legally existing under the laws of the state of its formation and is duly qualified to do business in the State of Texas.

          (b) Development Manager has full power and authority to enter into this Agreement and to carry out the transactions herein contemplated, and that the undersigned officers of Development Manager have all necessary authority to execute and deliver this Agreement on behalf of Development Manager.

          (c) This Agreement has been duly executed and delivered by Development Manager and constitutes the legal, valid and binding obligations of Development Manager enforceable in accordance with their terms, subject to laws applicable generally to creditor's rights.

          (d) Development Manager shall deliver to Owner, upon the effective date hereof (i) a good standing certificate from the State of Texas, and (ii) an incumbency certificate and resolutions of Development Manager authorizing the execution and delivery by Development Manager of this Agreement, certified by an authorized officer of Development Manager as being true, correct and complete.

          (e) There is no claim, litigation, proceedings or governmental investigation pending, or as far as is known to Development Manager, threatened, against Development Manager or relating to the Property or the transactions contemplated by this Agreement which does, or may reasonably be expected to, affect the ability of Development Manager to enter into this Agreement or to carry out its obligations hereunder, and, to Development Manager's actual knowledge, there is no basis for any such claim, litigation, proceedings or governmental investigation.

          (f) Neither the consummation of the actions contemplated by this Agreement on the part of Development Manager to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Development Manager is a party or by which it is bound.

          (g) Development Manager is familiar with and abides by all Federal, state, local and other applicable laws, rules and regulations with respect to (1) land sales, (2) real estate settlement procedures, (3) non-discrimination based on race, gender and otherwise, (4) the licensure and regulation of brokers, agents and other real estate professionals generally, and (5) all other obligations and services of Development Manager under this Agreement. Development Manager covenants to comply with all such laws, rules and regulations now and hereafter in
effect   at   all  times  during  the  Term  of  this  Agreement.
Development  Manager specifically hereby represents that  it  and its personnel providing sales services hereunder are, to the extent required by law, duly licensed, and covenants, at its sole cost and expense, to obtain and keep in full force and effect throughout the Term of this Agreement all licenses and permits
required  to  be  maintained  by  Development  Manager  and   its
personnel in connection with the rendering of services hereunder.

          (h) The Development Budget attached hereto is accurate and complete and is sufficient for the purposes of developing, managing, maintaining, operating and selling the Property in
accordance  with  the  Business  Plan  and  the  terms  of   this
Agreement,  and  Development Manager has obtained  a  bona  fide,
binding   and   legally  enforceable  commitment  for   financing
satisfying the terms of this Agreement and sufficient to fund all costs and expenses set forth on the Development Budget.

          (i) The Business Plan attached hereto is feasible and can be completed within the Term of this Agreement at an aggregate cost not to exceed the Development Budget, and Development Manager is not aware of any pending or threatened moratoria or proposed or enacted laws, statutes, ordinances, regulations, rules or orders which would limit the development, construction and sale of the Property as contemplated in the Business Plan.

          (j) All necessary and required inspections, approval, permits and licenses have been obtained to permit, as a matter of right, without special permit, special exception or variance, the development of the Vista Royale - non-commercial tract into [131] single-family homesites.

     6.11  Publicity and Public Relations. Owner shall  have  the exclusive right to control, manage and monitor all publicity  and
public   relations  with  respect  to  the  Property  or  Owner's
ownership thereof.

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      IN  WITNESS WHEREOF, intending to be legally bound  hereby, the  parties  hereto  have executed this  Development  Management
Agreement under seal as of the day and year hereinabove first written.

WITNESS:                      OWNER:

                              COMMERCIAL LAKEWAY LIMITED
                              PARTNERSHIP,
                              a Delaware limited partnership


/s/  witness                       By: /s/ Edward J. Santoro
(Seal)					  -----------------------
Name: witness                      Name: Edward J. Santoro
Title: Director                    Title: Vice President



WITNESS:                      DEVELOPMENT MANAGER:

                              STRATUS PROPERTIES INC.,
                              a Delaware corporation


/s/ Kenneth N. Jones               By:/s/ William H. Armstrong III
(Seal)                                ----------------------------
Name: Kenneth N. Jones             Name:  William H. Armstrong III
Title: General Counsel             Title: President